P. H. GLATFELTER COMPANY

2005 LONG-TERM INCENTIVE PLAN

1. PURPOSE. The 2005 Long-Term Incentive Plan (the “Plan”) has been established by P. H. Glatfelter Company (the “Company”) to: reward Eligible Individuals by means of appropriate incentives for achieving long-range Company goals; provide incentive compensation opportunities that are competitive with those of other similar companies; further match Eligible Individuals’ financial interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term shareholder return; and facilitate recruitment and retention of outstanding personnel eligible to participate in the plan.

2. DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

“Affiliate” means: (i) any Subsidiary of the Company; (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.

“Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Award” means any Option, SAR, award of Restricted Stock or Restricted Stock Units, Stock Award, Other Stock-Based Award, or Performance Award granted under the Plan.

“Board” or “Board of Directors” means the board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

“Committee” means the Compensation Committee of the Board of Directors, or any successor committee thereto, or such other committee of the Board of Directors as is appointed or designated by the Board to administer the Plan.

“Covered Person” means an individual who is determined by the Committee to be a “covered employee” as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed.

“Eligible Individual” means any full-time or part-time employee, officer, non-employee Director or consultant of the Company or an Affiliate. Eligible Individual shall also include any individual or individuals to whom an offer of employment or service has been extended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date and unless otherwise determined by the Committee, the value of the Shares determined as follows:

(i) If the Shares are listed on any established stock exchange, system or market, its Fair Market Value shall be the average of the highest and lowest sale prices for the Shares as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and

(ii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

“Incentive Stock Option” means an option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.

“Non-Qualified Stock Option” means an option granted under Section 6 that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means any right granted under Section 8.

“Participant” means any Eligible Individual to whom an Award has been made.

“Performance Award” means an Award to a Participant under Section 9, which award may be denominated in cash or Shares.

“Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means this 2005 Long-Term Incentive Plan and in effect from time to time.

“Restricted Stock” means a grant of Shares pursuant to Section 7.

“Restricted Stock Unit” means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which unit represents a right to receive a Share (or the value of a Share) upon the terms and conditions set forth in the Plan and the applicable Agreement.

“Retirement” means retirement of an employee: (i) as defined under any retirement plan of the Company or any Affiliate which is qualified under Section 401 of the Code; or (ii) as determined by the Committee.

“SAR” means a stock appreciation right, which is the right to receive a payment in cash or Shares equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of grant of the right to the date of its payment.

“Share” means a share of Stock.

“Stock” means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.

“Stock Award” means a grant of Shares pursuant to Section 8.

“Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the board of Directors, or other governing group having functions similar to a board of Directors, as determined by the Committee.

“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

“Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.

“Total and Permanent Disability” means: (i) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (ii) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.

3. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board.

(a) The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions to conform to such requirements.

(c) The Committee shall have the power to approve forms of Agreement for use under the Plan.

(d) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(e) The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.

(f) The Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.

(g) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or by the Committee.

(h) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all interested parties.

(i) The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and act in such form and detail as the Committee may decide.

(j) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

(k) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Eligible Individual’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(l) To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the

Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(m) Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(n) Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

4. SHARES AVAILABLE FOR AWARDS.

(a) The maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 1,500,000, and the maximum number of Shares that may be issued under the Plan as Incentive Stock Options is 1,500,000. No Participant receiving an Award shall be granted: (i) Options or SARs with respect to more than 300,000 Shares during any fiscal year; (ii) Performance Awards (denominated in Shares) which could result in such Participant receiving more than 100,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award, provided, however, that, if any other such Performance Awards are outstanding for the Participant for a given year, such Share limitation shall be reduced for each such year by the Shares that could be received by the Participant under all such Performance Awards, divided, for each such Performance Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Performance Award; or (iii) Performance Awards (denominated in cash) which could result in such Participant receiving more than $1,500,000.00 for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award, provided, however, that, if any other such Performance Awards are outstanding for such Participant for a given year, such dollar limitation shall be reduced for each such year by the amount that could be received by the Participant under all such Performance Awards, divided, for each such Performance Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Performance Award. The foregoing limitations shall be subject to adjustment as provided in this Section 4, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; or (ii) any Award intended to qualify as an Incentive Stock Option.

(b) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

(c) If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan.

(d) Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.

(e) Shares delivered in payment of the purchase price in connection with the exercise of Options or Shares delivered or withheld to pay tax-withholding obligations or otherwise under the Plan shall be added to and shall increase the number of Shares available for purposes of the Plan.

(f) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limits set forth in Sections 4(a); (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number.

5. ELIGIBILITY. All Eligible Individuals are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.

6. OPTIONS AND SARS. The Committee is hereby authorized to grant Options and SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The purchase price per Share under an Option or SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. The Committee shall not have the authority to reprice options without first obtaining shareholder approval for such repricing.

(b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee and set forth in the applicable Agreement. The Agreement shall contain the terms of the Awards, including, but not limited to: (i) the number of Shares that may be issued upon exercise of an Option or number of SARs subject to an Award; (ii) the exercise price of each Option or SAR; (iii) the term of the Option or SAR; (iv) such terms and conditions on the vesting and/or exercisability of an Option or SAR as may be determined by the Committee; (v) any restrictions on transfer of the Option or SAR and forfeiture provisions; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

(c) Subject to the terms of the Plan and the related Agreement, any Option or SAR may be exercised at any time during the period commencing with either the date that Option or SAR is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option or SAR. A Participant may exercise his Option or SAR for all or part of the number of Shares or rights which he is eligible to exercise under terms of the Option or SAR. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of an Option, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Eligible Individuals.

(a) The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Such Awards shall be evidenced by an Agreement containing the terms of the Awards, including, but not limited to: (i) the number of Shares of Restricted Stock or Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the Shares of Restricted Stock or Restricted Stock Units and the means of payment for the Shares of Restricted Stock or Restricted Stock Units; (iii) the performance criteria, if any, and level of achievement in relation to the criteria that shall determine the number of Shares of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested; (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee; (v) restrictions on transferability of the Restricted Stock or Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

8. STOCK AWARDS AND OTHER STOCK-BASED AWARDS.

(a) Stock Awards. The Committee is hereby authorized to grant Stock Awards to Eligible Individuals. Stock Awards granted under this Section 8 shall be subject to such restrictions, if any, as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Stock Awards or the right to receive any dividend, other right or property), but may be issued without a risk of forfeiture and without any restrictions. Stock Awards may be issued by the Committee in addition to, or in tandem with, other Awards granted under this Plan, and may be issued in lieu of any cash compensation or fees for services to the Company as the Committee, in its discretion, shall determine or authorize. Stock Awards shall be evidenced by an Agreement or in such other manner as the Committee may deem necessary or appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Stock Award, such certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions, if any, applicable to such Shares.

(b) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards and set forth such terms and conditions in an Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

9. PERFORMANCE AWARDS.

(a) The Committee is hereby authorized to grant Performance Awards to Eligible Individuals. Unless otherwise determined by the Committee, such Awards shall be evidenced by an Agreement containing the terms of such Awards, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Committee, in each case, not inconsistent with this Plan.

(b) For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Awards shall be conditioned upon the achievement of pre-established goal(s) relating to one or more of the following performance measures established within 90 days after the beginning of the performance period as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt, debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the affect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goal(s) relating to the performance measures set forth above shall be preestablished by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. In addition to establishing minimum performance goal(s) below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goal(s) have been achieved.

(d) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

10. DURATION. The Plan shall be effective upon approval of the Plan by the shareholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

11. AMENDMENT, MODIFICATION AND TERMINATION.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary: (i) to conform the provisions of the Plan with Section 409A of the Code regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair any material rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.

(c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the shareholders of the Company.

(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) In connection with an event described in Section 4(f) or such other events as determined by the Committee and set forth in an Award Agreement, the Committee may, in its discretion: (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price, if any, that would have been payable therefor; or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.

12. MISCELLANEOUS.

(a) Nothing in the Plan or in any Agreement shall confer upon any Eligible Individual who is a Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

(b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

(c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m) of the Code, and such arrangements may be generally applicable or applicable only in specific cases.

(d) Except as the Committee may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(j) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

(g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.

(h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Pennsylvania, without giving effect to its conflict of law provisions.

(i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.